Exhibit 4.5

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated this 3rd day of April, 2016, by and among SORRENTO THERAPEUTICS, INC., a Delaware corporation (the “Company”), and ABG SRNE LIMITED, a British Virgin Islands company limited by shares (“ABG”), and ALLY BRIDGE LB HEALTHCARE MASTER FUND LIMITED, a Cayman company limited by shares (“ABG LB”) (and together with ABG, the “Purchaser”).

WHEREAS, the Purchaser desires to purchase common stock, US$0.0001 par value (the “Common Stock”), of the Company (the “Shares”) and a warrant to purchase 30% of the Common Stock to be purchased by the Purchaser pursuant to this Agreement, in substantially the form attached hereto as EXHIBIT A (the “Warrant” and, together with the Shares, the “Securities”), at a purchase price of US$5.55 per share, for an aggregate purchase price of up to US$50,000,000 (provided that the Purchaser and its Affiliates (but not including the Additional Purchasers) shall not be a “beneficial owner” of more than 9.99% of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act) immediately following the Closing), but in no event less than US$10,000,000 (the “Purchase Price”) and the Company desires to sell the Securities to the Purchaser (the “Sale”), all on the terms and conditions set forth in this Agreement; and

WHEREAS, in reliance upon the representations made by each of the Purchaser and the Company in this Agreement, the transactions contemplated by this Agreement are such that the offer and sale of securities by the Company under this Agreement will be exempt from registration under applicable United States securities laws as a result of the Sale being undertaken pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation S promulgated thereunder.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

Section 1. Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Purchaser agrees to purchase the Securities and the Company agrees to sell the Securities to the Purchaser. The Purchaser shall have the right, but not the obligation, to purchase Securities for an aggregate purchase price of up to US$50,000,000.

1.1 Closing. On the Closing Date (as defined below), upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, the Securities at the Purchase Price. The closing of the Sale (the “Closing”) shall occur on the second (2nd) business day following the day on which the last to be satisfied or waived of the conditions set forth in Section 4 and Section 5 shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the

Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at the Closing), or on such other date as the parties may mutually agree in writing, but in no event earlier than April 30, 2016 (the “Closing Date”). The Securities issuable upon the Closing shall bear a restrictive legend as follows:

THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) ONLY IF SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR IF SUCH TRANSFER IS MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS AFTER PROVIDING AN OPINION OF COUNSEL TO SUCH EFFECT.

1.2 Section 4(a)(2). Assuming the accuracy of the representations and warranties of each of the Company and the Purchaser set forth in Section 2 and Section 3, respectively, the parties acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the Sale qualifies as a sale of securities under Section 4(a)(2) of the Securities Act.

1.3 Allocation. At any time and from time to time after the date of this Agreement, the Purchaser may (a) allocate the Securities to be held between ABG and ABG LB freely; and (b) allocate or transfer, on the same terms and conditions as those contained in this Agreement, the Securities (the “Allocated Securities”), to one or more of its Affiliates or third party purchasers (the “Additional Purchasers”), provided that each Additional Purchaser shall become a party to the Transaction Documents (as defined below), by executing and delivering (i) a counterpart signature page to each of the Transaction Documents, or (ii) entering into separate Transaction Documents with the Company. EXHIBIT C to this Agreement shall be updated to reflect the number of Allocated Securities to be transferred or allocated to the Additional Purchasers, and the identity of the Additional Purchasers. Following the date of this Agreement, the Purchaser may identify potential Additional Purchasers, and shall provide to the Company such information regarding such Additional Purchasers, as the Company may reasonably request.

1.4 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) the Shares, registered in the name of the Purchaser;

(ii) the Warrant, registered in the name of the Purchaser; and

(iii) a certificate executed by the principal executive officer and the principal financial or accounting officer of the Company (solely in their capacities as such), dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect that: (A) the representations and warranties of the Company set forth in Section 2 are true and correct in all material respects (other than representations and warranties which are already qualified as to materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date, and (B) the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied by the Company on or prior to the Closing Date (the “Officer’s Certificate”).

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) the Purchase Price by wire transfer in immediately available funds to the account specified by the Company (such account details to be specified at least three days in advance of the Closing Date); and

(ii) a completed Selling Stockholder Questionnaire in substantially the form attached hereto as EXHIBIT B.

1.5 Allocation of Purchase Price. The Company and the Purchaser, as a result of arm’s length bargaining, agree that (a) neither the Purchaser nor any of its Affiliates (as defined below) have rendered services to the Company in connection with this Agreement, and (b) except as otherwise required by a final “determination” within the meaning of Section 1313(a)(1) of the U.S. Internal Revenue Code of 1986, as amended, all tax returns and other information returns of each party relative to this Agreement, the Securities issued pursuant hereto shall consistently reflect the matters agreed to in clause (a) of this Section 1.5.

Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date of this Agreement and as of the Closing Date, that:

2.1 Organization and Qualification. The Company and each controlled subsidiary of the Company (collectively, the “Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company, nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in: (a) a material adverse effect on the legality, validity or enforceability of this Agreement, the Warrant or the Officer’s Certificate (collectively, the “Transaction Documents”), (b) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (c) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (a), (b) or (c), a

“Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. For purposes of this Agreement, a “controlled subsidiary of the Company” is a subsidiary of the Company for which the Company has the power to vote or direct the voting of a majority of the outstanding voting power, or for which the Company has the power to elect a majority of the members of the board of directors or similar governing body, in either case as of the date of this Agreement. The controlled subsidiaries of the Company are set forth in Schedule 2.1.

2.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

2.3 Issuance of Securities and Warrant Shares. The issuance of the Securities is duly authorized and, upon issuance in accordance with the terms hereof, the Shares shall be validly issued, fully paid and non-assessable shares of the common stock of the Company. The issuance of the shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) is duly authorized, the Warrant Shares have been reserved for issuance upon exercise of the Warrant and, upon issuance in accordance with the terms of the Warrant, the Warrant Shares will be validly issued, fully paid and non-assessable shares of the common stock of the Company. Assuming the truth and accuracy of each of the representations and warranties of the Purchaser contained in Section 3, the issuance by the Company of the Securities and, upon exercise of the Warrant, the Warrant Shares, is exempt from registration under the Securities Act, and the Securities will be free of any Liens (as defined below). The authorized capital stock of the Company consists of 750,000,000 shares of common stock, US$0.0001 par value, and 100,000,000 shares of preferred stock, US$0.0001 par value. As of the date of this Agreement, 38,385,326 shares of the Common Stock and no shares of Preferred Stock were issued and outstanding. Except for the transactions contemplated hereby and except as set forth in the SEC Reports (as defined below), the Company has not granted any option (except for stock options granted under the Company’s stock option plans), warrants, rights (including conversion or preemptive rights, except for stock purchases under the Company’s employee stock purchase plan), or similar rights to any person or entity to purchase or acquire any rights with respect to any shares of capital stock of the Company. The Common Stock is currently listed on the

Nasdaq Capital Market and the Company knows of no reason or set of facts which is likely to result in the termination of listing of the Common Stock on the Nasdaq Capital Market or the inability of such stock to continue to be listed on the Nasdaq Capital Market. The Company shall, so long as the Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Warrant, the number of shares of Common Stock issuable upon exercise of the Warrant.

2.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (a) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any options, contracts, agreements, liens, security interests, or other encumbrances (“Liens”) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (c) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (b) and (c), such as would not have or reasonably be expected to result in a Material Adverse Effect.

2.5 Acknowledgment Regarding the Sale. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length third party with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Purchaser or any of their representatives or agents in connection with this Agreement is merely incidental to the Sale. None of the Company, any of its Affiliates or any person acting on its or their behalf has (i) conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Securities, (ii) engaged in any direct selling efforts (as that term is defined in Regulation S) with respect to any of the Securities, or (iii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Securities under the Securities Act.

2.6 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date of this Agreement (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities Exchange Commission (the “SEC”) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. As of the date of this Agreement and as of the Closing Date, there are no outstanding or unresolved comments received from the staff of the SEC with respect to the SEC Reports, and to the Company’s knowledge, none of the SEC Reports is the subject of any ongoing SEC review or investigation.

2.7 Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. The capital stock or other equity interests of each Subsidiary that are owned by the Company are owned by the Company free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary that is wholly-owned by the Company are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

2.8 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the notice and/or application(s) to each applicable Trading Market for the issuance and the listing of the Shares and the Warrant Shares for trading thereon in the time and manner required thereby (collectively, the “Required Approvals”). For purposes of this Agreement, “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity, domestic or foreign multinational, federal, state, provincial, municipal or local government (or any political subdivision thereof) or any domestic or foreign governmental, regulatory or administrative authority or any department, commission, board, agency, court, tribunal, judicial body or instrumentality thereof, or any other body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature (including any arbitral body). For purposes of this Agreement, “Trading Market” shall mean any market or exchange of The NASDAQ Stock Market LLC or the New York Stock Exchange.

2.9 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date of this Agreement: (a) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC and that are not expected to result in a Material Adverse Effect, (c) the Company has not altered its method of accounting, (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date that this representation is made.

2.10 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (a) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares, or (b) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. None of the Company, any Subsidiary, or any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there is no pending or contemplated investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

2.11 Compliance. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary: (a) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority, or (c) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters (collectively, “Laws”), except in each case as would not have, or reasonably be expected to result in, a Material Adverse Effect. The Company holds all material licenses, franchises, permits, certificates, approvals and authorizations from each governmental body, or required by any governmental body to be obtained, in each case necessary for the lawful conduct of its business and operations as currently conducted (collectively, “Permits”). The Company is in compliance in all material respects with the terms of all Permits. To the Company’s knowledge, it has not received written notice since January 2016 to the effect that a governmental body (i) claimed or alleged that the Company was not in compliance with all Laws applicable to the Company, any of its properties or other assets or any of its business or operations other than as previously disclosed to the Purchaser in writing, or (ii) was considering the amendment, termination, revocation or cancellation of any Permit. The consummation of the transactions contemplated hereby, in and of itself, will not cause the revocation or cancellation of any Permit.

2.12 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

2.13 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

2.14 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Schedule to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Purchaser makes no nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

2.15 No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3, none of the Company, any of its Affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Sale to be integrated with prior offerings by the Company for purposes of (a) the Securities Act, which would require the registration of any such securities under the Securities Act, or (b) any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

2.16 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (a) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the issuance or resale of any of the Securities, (b) sold, bid for, purchased or paid any compensation for soliciting purchases of, any of the Securities, or (c) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

2.17 Taxes. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns that have been required to be filed and paid all taxes shown thereon through the date of this Agreement, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Reports, no tax deficiency has been determined adversely to the Company or any Subsidiary which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would reasonably be expected to have a Material Adverse Effect.

2.18 Intellectual Property. The Company and the Subsidiaries own or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date of this Agreement and as of the Closing Date, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and the Subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect; there are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings against the Company or its Subsidiaries challenging the Company’s or any of its Subsidiary’s rights in or to or the validity of the scope of any of the Company’s or any Subsidiary’s patents, patent applications or proprietary information, except for such right or claim that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; to the Company’s knowledge no other entity or individual has any right or claim in any of the Company’s or any of its Subsidiary’s patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any Subsidiary or by any non-contractual obligation, other than by written licenses granted by the Company or any Subsidiary, except for such right or claim that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and the Subsidiaries have not received any written notice of any claim challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary which claim, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect.

2.19 Disclosure Controls. The Company maintains systems of internal accounting controls designed to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements of the Company included within the SEC Reports, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and the Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Annual Report on Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Annual Report on Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the most recent Evaluation Date. Since the most recent Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that would significantly adversely affect the Company’s internal controls. To the knowledge of the Company, the Company’s “internal control over financial reporting” and “disclosure controls and procedures” (as such terms are defined under the Exchange Act) are effective.

Section 3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company, as of the date of this Agreement and as of the Closing Date, that:

3.1 No Public Sale or Distribution. The Purchaser is acquiring the Securities and, upon exercise of the Warrant, will acquire the Warrant Shares, in the ordinary course of business for its own account and not with a view toward, or for resale in connection with, the public sale or distribution thereof.

3.2 Accredited Investor and Affiliate Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. The Purchaser is not, and has not been, for a period of at least three months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) (an “Affiliate”), or (c) a “beneficial owner” of more than 10% of the common stock of the Company (as defined for purposes of Rule 13d-3 of the Exchange Act).

3.3 Reliance on Exemptions. The Purchaser understands that the Sale is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to complete the Sale and to acquire the Securities.

3.4 Information. The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Sale which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein. The Purchaser acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act that have been posted on the SEC’s EDGAR site are available to the Purchaser, and the Purchaser has not relied on any statement of the Company not contained in such documents in connection with the Purchaser’s decision to enter into this Agreement and the Sale.

3.5 Risk. The Purchaser understands that its investment in the Securities involves a high degree of risk. The Purchaser is able to bear the risk of an investment in the Securities including, without limitation, the risk of total loss of its investment. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Sale. The Purchaser understands that there is no assurance that the Shares or the Warrant Shares will continue to be quoted, traded or listed for trading or quotation on the Nasdaq Capital Market or on any other organized market or quotation system.

3.6 No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Sale or the fairness or suitability of the investment in the Securities.

3.7 Organization; Authorization. ABG is duly organized, validly existing and in good standing under the laws of the British Virgin Islands and ABG LB is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement.

3.8 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and, when delivered, constitutes the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby will not result in a violation of the organizational documents of the Purchaser.

3.9 Prior Investment Experience. The Purchaser acknowledges that it has prior investment experience, including investment in securities of the type being sold, including the Securities, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

3.10 Tax Consequences. The Purchaser acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Purchaser that will result from entering into this Agreement and from consummation of the Sale. The Purchaser acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding this Agreement and the Sale.

3.11 No Registration, Review or Approval; Restricted Securities. The Purchaser acknowledges, understands and agrees that the Securities are being sold hereunder pursuant to an offer exemption under Section 4(a)(2) of the Securities Act and/or the safe harbor provided under Regulation S promulgated thereunder. The Purchaser understands that the Securities and the Warrant Shares constitute “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be sold, pledged or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from registration thereunder is available.

Section 4. Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions; provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

4.1 Delivery. The Purchaser shall have delivered to the Company the Purchase Price against delivery by the Company of the Shares to the Purchaser;

4.2 No Prohibition. No order of any court, arbitrator or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

4.3 Representations. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all material respects (other than representations and warranties which are already qualified as to materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date; and

4.4 Nasdaq Approval. The Company shall have received evidence reasonably satisfactory to the Company that: (a) the Shares, (b) the Warrant Shares, (c) all shares of Common Stock to be issued to other investors by the Company pursuant to other Securities Purchase Agreements dated on or about the date hereof (the “Other Purchase Agreements”), and

(d) all shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock to be issued to other investors by the Company pursuant to the Other Purchase Agreements have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

Section 5. Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions; provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

5.1 Delivery. The Company shall have delivered to the Purchaser the items set forth in Section 1.4(a);

5.2 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

5.3 Representations. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects (other than representations and warranties which are already qualified as to materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date;

5.4 No Material Adverse Effect. There shall not have occurred a Material Adverse Effect, and no event shall have occurred or circumstance exist that, in combination with any other events or circumstances, would reasonably be expected to result in a Material Adverse Effect;

5.5 Satisfactory Completion of Due Diligence. The financial, business, legal and intellectual property due diligence shall have been completed, and the results are, to the Purchaser’s commercially reasonable satisfaction;

5.6 Concurrent Completion. There shall be a minimum investment amount of US$100,000,000 in the aggregate, from the Other Purchase Agreements and the Purchaser, funding concurrently on the Closing Date;

5.7 Nasdaq Approval. The Company shall have received evidence reasonably satisfactory to the Company that: (a) the Shares, (b) the Warrant Shares, (c) all shares of Common Stock to be issued to other investors by the Company pursuant to the Other Purchase Agreements, and (d) all shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock to be issued to other investors by the Company pursuant to the Other Purchase Agreements have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance; and

5.8 Trading. From the date of this Agreement to the relevant Closing Date, trading in the Company’s Common Stock shall not have been suspended by the SEC or any Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or California authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser makes it impracticable or inadvisable to purchase the Securities at the Closing.

Section 6. [Reserved]

Section 7. Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation (as the case may be) of the Common Stock on the Trading Market on which it is currently listed or designated for quotation (as the case may be). The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and the Warrant Shares, and will take such other action as is necessary to cause all of the Shares and the Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.

Section 8. Use of Proceeds. The Company will use the proceeds from the sale of the Securities to the Purchaser to fund incremental investment in growth and research and development initiatives by the Company; provided that the Company may not expend more than US$5,000,000 on biosimilars programs without the prior written consent of ABG or ABG LB (which consent shall not be unreasonably withheld, conditioned or delayed) until the earlier of: (a) one year following the Closing Date, and (b) such date as the Purchaser ceases to own at least 50% of the Shares (including for this purpose any shares of Common Stock issued to the Purchaser upon exercise of the Warrant). Notwithstanding the foregoing, the Purchaser’s consent shall not be required if the Company uses funds other than the proceeds from the sale of the Securities to the Purchaser for biosimilars programs, such as proceeds from corporate funding or investments in the Company by investors other than the Purchaser.

Section 9. Resale Registration Statement.

9.1 Within 30 days following the Closing Date, the Company shall (a) file with the SEC, or (b) have filed with the SEC, a Resale Registration Statement (the “Resale Registration Statement”) pursuant to Rule 415 under the Securities Act pursuant to which all of the Shares and Warrant Shares (the “Registrable Securities”) shall be included (on the initial filing or by supplement thereto) to enable the public resale on a delayed or continuous basis of the Registrable Securities by the Purchaser. The Company shall file the Resale Registration Statement on such form as the Company may then utilize under the rules of the SEC and use its commercially reasonable efforts to have the Resale Registration Statement declared effective under the Securities Act as soon as practicable, but in no event more than sixty (60) days following the initial filing of the Registration Statement. The Company agrees to use its commercially reasonable efforts to maintain the effectiveness of the Resale Registration Statement, including by filing any necessary post-effective amendments and prospectus supplements, or, alternatively, by filing new registration statements relating to the Registrable Securities as required by Rule 415 under the Securities Act, continuously until the date (the “Resale Registration Expiration Date”) that is the earlier of (i) five (5) years following the date of effectiveness of the Resale Registration Statement, or (ii) the date on which the Purchaser no longer holds any Registrable Securities covered by such Resale Registration Statement.

9.2 Upon the effectiveness of the Resale Registration Statement, the Company shall, within 5 Business Days of such date, issue to the Purchaser (and Allocated Purchasers, if any) Securities free from any restrictive legends, or cause appropriate book entry or other electronic changes to be made to the Securities to reflect that they are free of restrictive legends.

Section 10. Piggyback Registration Rights.

10.1 Following the Resale Registration Expiration Date, the Company shall notify the Purchaser in writing at least 15 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding (a) a registration statement relating to any employee benefit plan, (b) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statement related to the issuance or resale of securities issued in such a transaction, (c) a registration statement related to stock issued upon conversion of debt securities, (d) a registration on any registration form that does not permit secondary sales, or (e) a registration on any form that does not include substantially the same information as would need to be included in a registration statement covering the sale of the Registrable Securities, and use its commercially reasonable efforts to include in such registration statement all or part of such Registrable Securities requested to be included in such registration statement by the Purchaser. If the Purchaser desires to include in any such registration statement all or any part of the Registrable Securities, the Purchaser shall, within ten days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities. If the Purchaser decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Purchaser shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

10.2 If the registration statement of which the Company gives notice under this Section 10 is for an underwritten offering, the Company shall so advise the Purchaser. In such event, the right of the Purchaser to include any Registrable Securities in a registration pursuant to this Section 10 shall be conditioned upon the Purchaser’s participation in such underwriting and the inclusion of such Registrable Securities in the underwriting to the extent provided herein. The Purchaser shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the Company determines in good faith, based on consultation with the underwriter, that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company for securities being sold for its own account; second, to the Purchaser and any other stockholder of the Company on a pro rata basis; provided, however, that in no event shall (i) the Purchaser be excluded from such offering unless all other stockholders’ securities have been excluded from the offering on a pro rata basis, or (ii) the amount of securities of the Purchaser included in the offering be reduced below 15% of the total amount of securities included in such offering, unless such offering does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities may be excluded in accordance with the immediately preceding clause. If the Purchaser disapproves of the terms of any such underwriting, the Purchaser may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

10.3 The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 10 whether or not the Purchaser has elected to include securities in such registration.

10.4 The Company agrees to use its commercially reasonable efforts to maintain the effectiveness of each registration statement that includes Registrable Securities pursuant to this Section 10 (each, a “Piggyback Registration Statement”), including by filing any necessary post-effective amendments and prospectus supplements, or, alternatively, by filing new registration statements relating to the Registrable Securities as required by Rule 415 under the Securities Act, continuously for a period of up to forty-five (45) consecutive days from the date that the Purchaser is first given the opportunity to sell all of the Registrable Securities covered by such Piggyback Registration Statement or, if earlier, until the Purchaser has completed the distribution related thereto; provided that if such registration statement is a “shelf” registration statement filed pursuant to Rule 415 under the Securities Act, the Company shall use its commercially reasonable efforts to maintain the effectiveness of such Piggyback Registration Statement until the date that is the earlier of (a) five (5) years following the date of effectiveness of such Piggyback Registration Statement, or (b) the date on which the Purchaser no longer holds any Registrable Securities covered by such Piggyback Registration Statement.

Section 11. Additional Provisions Relating to Registration.

11.1 Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (a) the Resale Registration Statement or Piggyback Registration Statement, as applicable (as of the effective date of the Resale Registration Statement or Piggyback Registration Statement, as applicable), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC, and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (b) any related prospectus, preliminary prospectus and any amendment thereof or supplement thereto, as of its date, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC, and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to the Purchaser and furnished to the Company by or on behalf of the Purchaser specifically for inclusion therein.

11.2 The Company shall notify the Purchaser: (a) when the Resale Registration Statement or Piggyback Registration Statement, as applicable, or any amendment thereto has been filed with the SEC and when the Resale Registration Statement or Piggyback Registration Statement, as applicable, or any post-effective amendment thereto has become effective; (b) of any request by the SEC for amendments or supplements to the Resale Registration Statement or Piggyback Registration Statement, as applicable, or the prospectus included therein or for additional information; (c) of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement or Piggyback Registration Statement, as applicable, or the initiation of any proceedings for that purpose and of any other action, event or failure to act that would cause the Resale Registration Statement or Piggyback Registration Statement, as applicable, not to remain effective; and (d) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose.

11.3 As promptly as practicable after becoming aware of such event, the Company shall notify the Purchaser of the happening of any event (a “Suspension Event”), of which the Company has knowledge, as a result of which the prospectus included in the Resale Registration Statement or any Piggyback Registration Statement, as applicable, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Resale Registration Statement or any Piggyback Registration Statement, as applicable, to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Purchaser as the Purchaser may reasonably request; provided, however, that, for not more than fifteen (15) consecutive trading days (or a total of not more than thirty (30) trading days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Resale Registration Statement or Piggyback Registration Statement, as applicable, updating), the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company; provided, further, that, if the Resale Registration Statement or Piggyback Registration Statement, as applicable, was not filed on Form S-3, such number of days shall not include the fifteen (15) calendar days following the filing of any Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or other comparable form, for purposes of filing a post-effective amendment to the Resale Registration Statement or Piggyback Registration Statement, as applicable.

11.4 Upon a Suspension Event, the Company shall give written notice (a “Suspension Notice”) to the Purchaser to suspend sales of the Registrable Securities, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is pursuing with reasonable diligence the completion of the matter giving rise to the Suspension Event or otherwise taking all reasonable steps to terminate suspension of the effectiveness or use of the Resale Registration Statement or Piggyback Registration Statement, as applicable. In no event shall the Company, without the prior written consent of the Purchaser, disclose to the Purchaser any of the facts or circumstances giving rise to the Suspension Event. The Purchaser shall not effect any sales of the Registrable Securities pursuant to such Resale Registration Statement or Piggyback Registration Statement, as applicable (or such filings), at any time after it has received a Suspension Notice and prior to receipt of an End of Suspension Notice. The Purchaser may resume effecting sales of the Registrable Securities under the Resale Registration Statement or Piggyback Registration Statement, as applicable (or such filings), following further notice to such effect (an “End of Suspension Notice”) from the Company. This End of Suspension Notice shall be given by the Company to the Purchaser in the manner described above promptly following the conclusion of any Suspension Event and its effect.

11.5 Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice pursuant to this Section 11 with respect to the Resale Registration Statement or Piggyback Registration Statement, as applicable, the Company shall extend the period during which such Resale Registration Statement or Piggyback Registration Statement, as applicable, shall be maintained effective under this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when Purchaser shall have received the End of Suspension Notice and copies of the supplemented or amended prospectus necessary to resume sales.

11.6 The Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Securities pursuant to this Agreement. “Registration Expenses” shall mean any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (a) all registration and filing fees; (b) all fees and expenses associated with a required listing of the Registrable Securities on any securities exchange; (c) fees and expenses with respect to filings required to be made with an exchange or any securities industry self-regulatory body; (d) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (e) printing, messenger, telephone and delivery expenses of the Company; (f) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters, or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, if such comfort letter or comfort letters is required by the managing underwriter); (g) securities acts liability insurance, if the Company so desires; (h) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (i) the expense of any annual audit; and (j) the fees and expenses of any Person, including special experts, retained by the Company; provided, however that “Registration Expenses” shall not include underwriting fees, discounts or commissions attributable to the sale of such Registrable Securities or any legal fees and expenses of counsel to the Purchaser.

Section 12. Indemnification.

12.1 In the event of the offer and sale of the Registrable Securities held by the Purchaser under the Securities Act, the Company agrees to indemnify and hold harmless the Purchaser and its directors, officers, employees, Affiliates and agents and each person who controls Purchaser within the meaning of the Securities Act or the Exchange Act (collectively, the “Purchaser Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof to which each Purchaser Indemnified Party may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or Piggyback Registration Statement, as applicable, or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any the preliminary prospectus or other information that is deemed, under Rule 159 promulgated under the Securities Act to have been conveyed to purchasers of securities at the time of sale of such securities (“Disclosure Package”), prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, and shall reimburse, as incurred, the Purchaser Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in the Resale Registration Statement or Piggyback Registration Statement, as applicable, the Disclosure Package, any prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information pertaining to the Purchaser and furnished to the Company by or on behalf of such Purchaser Indemnified Party specifically for inclusion therein; provided further, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Disclosure Package, where (A) such statement or omission had been eliminated or remedied in any subsequently filed amended prospectus or prospectus supplement (the Disclosure Package, together with such updated documents, the “Updated Disclosure Package”), the filing of which the Purchaser had been notified in accordance with the terms of this Agreement, (B) such Updated Disclosure Package was available at the time the Purchaser sold Registrable Securities under the Resale Registration Statement or Piggyback Registration Statement, as applicable, (C) such Updated Disclosure Package was not furnished by the Purchaser to the person or entity asserting the loss, liability, claim, damage or liability, or an underwriter involved in the distribution of such Securities, at or prior to the time such furnishing is required by the Securities Act, and (D) the Updated Disclosure Package would have cured the defect giving rise to such loss, liability, claim, damage or action; and provided further, however, that this indemnity agreement will be in addition to any liability that the Company may otherwise have to such Purchaser Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnified Parties and shall survive the transfer of the Registrable Securities by any Purchaser.

12.2 As a condition to including any Registrable Securities to be offered by the Purchaser in any registration statement filed pursuant to this Agreement, the Purchaser agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Resale Registration Statement or Piggyback Registration Statement, as applicable, as well as any officers, employees, Affiliates and agents of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which a Company Indemnified Party may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or Piggyback Registration Statement, as applicable, or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any Disclosure Package, prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to the Purchaser and furnished to the Company by or on behalf of the Purchaser specifically for inclusion therein; and, subject to the limitation immediately preceding this clause, shall reimburse, as incurred, the Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchaser, or any such director, officer, employees, Affiliates and agents and shall survive the transfer of such Registrable Securities by the Purchaser, and the Purchaser shall reimburse the Company, and each such director, officer, employees, Affiliates and agents for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling and such loss, claim, damage, liability, action, or proceeding; provided, however, that the indemnity agreement contained in this Section 12.2 shall in no event exceed the gross proceeds from the offering received by the Purchaser. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employees, Affiliates and agents and shall survive the transfer by the Purchaser of such Registrable Securities.

12.3 Promptly after receipt by a Purchaser Indemnified Party or a Company Indemnified Party (each, an “Indemnified Party”) of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 12, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from liability under Sections 12.1 or 12.2 unless and to the extent it did not otherwise learn of such action and the indemnifying party has been materially prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 12 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such

Indemnified Party in connection with the defense thereof; provided, however, if such Indemnified Party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), the reasonable fees and expenses of such Indemnified Party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any Indemnified Party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. If the indemnification provided for in this Section 12 is unavailable or insufficient to hold harmless an Indemnified Party under Sections 12.1 or 12.2, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Sections 12.1 or 12.2 in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchaser or Purchaser Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 12.3 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this Section 12.3. The parties agree that it would not be just and equitable if contributions were determined by pro rata allocation (even if the Purchaser was treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding any other provision of this Section 12.3, the Purchaser shall not be required to contribute any amount in excess of the amount by which the net proceeds received by the Purchaser from the sale of the Registrable Securities pursuant to the Resale Registration Statement or Piggyback Registration Statement, as applicable, exceeds the amount of damages that Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

12.4 The agreements contained in this Section 12 shall survive the sale of the Registrable Securities pursuant to the Resale Registration Statement and any Piggyback Registration Statement, and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

Section 13. Furnishing of Information. As long as the Purchaser owns the Securities or any Warrant Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date of this Agreement pursuant to the Exchange Act. As long as the Purchaser owns Securities or Warrant Shares, if the Company is not required to file reports pursuant to the Exchange Act, the Company will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Shares or the Warrant Shares under Rule 144. The Company further covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Shares or the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 14. Indemnification. In addition to any other indemnity provided in the Transaction Documents, the Company will indemnify and hold the Purchaser and its directors, officers, stockholders, partners, employees, advisers, affiliates and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Purchaser Party may suffer or incur as a result of or relating to (a) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document, and (b) any action instituted against a Purchaser Party in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement. In addition to the indemnity contained herein, the Company will reimburse each Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

Section 15. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the state of California, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Purchaser each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Superior Court of the State of California or the United States District Court for the Southern District of California located in San Diego County, California. The Company and the Purchaser each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of California or the Southern District of California by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE PURCHASER EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

Section 16. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 17. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 18. Fees and Expenses. Except as otherwise provided in this Agreement, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that the Company shall reimburse at, and contingent upon, the Closing, the actual, reasonable and documented fees and expenses of Debevoise & Plimpton LLP, counsel to the Purchaser, not to exceed US$80,000 and provided further that the Purchaser shall be entitled, in its discretion upon written notice to the Company, to set-off such reimbursement amount against the Purchase Price to be delivered by the Purchaser to the Company at the Closing.

Section 19. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 20. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 21. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays in the United States) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

The addresses and facsimile numbers for such communications shall be:

If to the Company:

Sorrento Therapeutics Inc.

9380 Judicial Drive

San Diego, California 92121

Facsimile: (858) 210-3759

Attn: Henry Ji, Ph.D.

With a copy (which shall not constitute notice) to:

Paul Hastings LLP

4747 Executive Drive, 12th Floor

San Diego, CA 92121

Facsimile: 858-458-3122

Attn: Jeffrey Hartlin, Esq.

If to the Purchaser:

ABG SRNE Limited

Ally Bridge LB Healthcare Master Fund Limited

30th floor, Gloucester Tower, The Landmark

Central, Hong Kong

Facsimile: +852 2562 2026

Attn: Ken Law

With a copy (which shall not constitute notice) to:

Debevoise & Plimpton

21/F, AIA Central

One Connaught Road Central

Central, Hong Kong

Facsimile: +852-2810-9828

Attn: William Y. Chua

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Section 22. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities or the Warrant Shares. For the avoidance of doubt, nothing in this Agreement shall prohibit, after the Closing, a Purchaser from assigning its rights hereunder.

Section 23. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, including any purchasers of the Securities or the Warrant Shares, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 24. Survival of Representations. The representations, warranties and covenants of the Company and the Purchaser contained in this Agreement shall survive the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company. The Company shall indemnify and hold harmless the Purchaser for any and all losses suffered by the Purchaser as a result of, in connection with, or relating to, any breach by the Company of any representation, warranty and/or covenant of the Company in this Agreement or in any certificate, document or other writing delivered by the Company to the Purchaser pursuant to this Agreement.

Section 25. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 26. Termination. This Agreement may be terminated and the sale and purchase of the Securities abandoned at any time prior to the Closing Date by either the Company or the Purchaser upon written notice to the other, if the Sale has not been consummated on or prior to 5:00 p.m., Pacific Time, on May 31, 2016; provided, however, that the right to terminate this Agreement under this Section 26 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Sale to occur on or before such time. Nothing in this Section 26 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon a termination in accordance with this Section 26, the Company and Purchaser shall not have any further obligation or liability (including arising from such termination) to the other. The Company and the Purchaser may extend the term of this Agreement in accordance with the amendment provisions of Section 20.

Section 27. Language. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement, shall be in the English language.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji, Ph.D.

Name:	Henry Ji, Ph.D.
Title:	President & Chief Executive Officer

ALLY BRIDGE LB HEALTHCARE MASTER FUND LIMITED

By:	/s/ Li Bin

Name:	Li Bin
Title:	Director

ABG SRNE LIMITED

By:	/s/ Shan-Ju Yeh

Name:	Shan-Ju Yeh
Title:	Director

By execution and delivery of this signature page, the undersigned executes and becomes a party to, and bound by, the terms and conditions of the enclosed Securities Purchase Agreement entered into between Sorrento Therapeutics, Inc., ABG SRNE Limited and Ally Bridge LB Healthcare Master Fund Limited dated 3 April 2016 (the “SPA”) as a “Purchaser” thereunder pursuant to Section 1.3 therein, and authorizes this signature page to be attached to the SPA, or counterparts thereof.

The undersigned hereby agrees to unconditionally waive Section 5.6 of the SPA.

Executed, in counterpart, as of 31 May, 2016

BOCOM INTERNATIONAL ASSET MANAGEMENT LIMITED

By:	/s/ Lu Xiangrong

Name:	Lu Xiangrong
Title:	General Manager

By:	/s/ Li Wu

Name:	Li Wu
Title:	Deputy General Manager

By execution and delivery of this signature page, the undersigned executes and becomes a party to, and bound by, the terms and conditions of the enclosed Securities Purchase Agreement entered into between Sorrento Therapeutics, Inc., ABG SRNE Limited and Ally Bridge LB Healthcare Master Fund Limited dated 3 April 2016 (the “SPA”) as a “Purchaser” thereunder pursuant to Section 1.3 therein, and authorizes this signature page to be attached to the SPA, or counterparts thereof.

The undersigned hereby agrees to unconditionally waive Section 5.6 of the SPA.

Executed, in counterpart, as of 6 June, 2016

NANJING SIMCERE DONGYUAN PHARMACEUTICAL CO., LTD.

By:	/s/ Jinsheng Ren

Name:	Jinsheng Ren
Title:	Chairman

By execution and delivery of this signature page, the undersigned executes and becomes a party to, and bound by, the terms and conditions of the enclosed Securities Purchase Agreement entered into between Sorrento Therapeutics, Inc., ABG SRNE Limited and Ally Bridge LB Healthcare Master Fund Limited dated 3 April 2016 (the “SPA”) as a “Purchaser” thereunder pursuant to Section 1.3 therein, and authorizes this signature page to be attached to the SPA, or counterparts thereof.

The undersigned hereby agrees to unconditionally waive Section 5.6 of the SPA.

Executed, in counterpart, as of June 7, 2016

AUSPICIOUS LOTUS LIMITED

By:	/s/ Zheng Huang

Name:	Zheng Huang
Title:	Executive Director

EXHIBIT C

ALLOCATION OF PURCHASERS AND ADDITIONAL PURCHASERS

ABG SRNE Limited

Address:	30th floor, Gloucester Tower
The Landmark, Central
Hong Kong
Facscimile:	+852 2562 2026
Attention:	Ken Law

Number of Securities purchased May 31, 2016: 1,441,441 Shares and Warrant to Purchase 432,432 Shares

Investment amount: $8,000,000

Number of Securities to be purchased June 7, 2016: 1,801,801 Shares and Warrant to Purchase 540,540 Shares

Investment amount: US$10,000,000

Ally Bridge LB HealthCare Master Fund Limited

Address:	30th floor, Gloucester Tower
The Landmark, Central
Hong Kong
Facscimile:	+852 2562 2026
Attention:	Ken Law

Number of Securities purchased May 31, 2016: 1,441,441 Shares and Warrant to Purchase 432,432 Shares

Investment amount: $8,000,000

Bocom International Asset Management Limited

Address:	11th Floor, Man Yee Building
68 Des Voeux Road, Central
Hong Kong
Facscimile:	+852 2259 9283
Attention:	Chen, Yilian & Chen, Yujie

Number of Allocated Securities purchased May 31, 2016: 1,801,801 Shares and Warrant to Purchase 540,540 Shares

Investment amount: $10,000,000

Nanjing Simcere Dongyuan Pharmaceutical Co., Ltd.

Address:	8 Xinglong Road,
Pukou Economic Development Zone
Nanjing, Jiangsu
China
Email:	renwin@simcere.com
Attention:	Jinsheng Ren

Number of Allocated Securities purchased June 6, 2016: 1,801,801 Shares and Warrant to Purchase 540,540 Shares

Investment amount: $10,000,000

Auspicious Lotus Limited

Address:	NovaSage Chambers
Wickham’s Cay II
Road Town, Tortola
British Virgin Islands
Attention:	Ms. Zheng Huang

Number of Allocated Securities to be purchased June 7, 2016: 720,720 Shares and Warrant to Purchase 216,216 Shares

Investment amount: $4,000,000